UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Agios Pharmaceuticals, Inc.

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The following is an e-mail sent on December 21, 2020 to employees of Agios Pharmaceuticals, Inc. (the “Company”) providing supplemental information about the Company’s sale of its oncology business to Servier Pharmaceuticals, LLC.

Team Agios—

I have some transformational news to share and ask that you please read through this message in its entirety; it’s a lot to process. While I’d like to give everyone more notice of news of this magnitude – and not share it just before our holiday shutdown – being a publicly-traded company and the terms of our agreement require us to move quickly. I want you to read the news before the market does.

What I’m sharing today.

We’re at an inflection point in our company’s story. We have the opportunity to leverage our strong position, which you’ve helped us achieve, and make clear choices about where best to focus our future efforts and investments. We’re always looking to create the greatest overall impact for our patients – and for each of you. To do this, we need to ensure both the oncology and rare disease sides of our portfolio have the focus and funding required to develop their enormous potential. With all of this in mind, and after a thoughtful review, we’ve decided to move ahead with a singular focus on developing our RGD pipeline and mining the extensive potential in the PK platform and other work coming out of our RDS team. To make this possible, we’ve agreed to sell our oncology portfolio to Servier, a successful, patient-focused global pharmaceutical company with a deep commitment to expanding its emerging oncology portfolio. Servier is prepared to invest not only in the potential of the oncology portfolio – to take the ball and run with it, and add to it – but also in the talented people that support this work. About 200 of you who work primarily on our oncology portfolio (or who have skill sets that will help it succeed), will receive an offer of employment from Servier within 60 days. You can read more about the details of this deal in the attached press release.

Please know that selling our oncology therapies and pipeline was not an easy decision … or one we’re taking lightly. Ultimately, we believe this strategy will serve our patients – and all of you – better than if we were to continue to try to support and develop both the oncology and RGD sides of the business. The decisions I’m sharing with you today will help our oncology portfolio grow and thrive with Servier, and will provide us with the focus and capital required to maximize the potential for promising RGD therapies, which we’ll build out as our genetically defined disease (GDD) pipeline beginning with mitapivat.

To support the evolution of our company and align our resources to fully focus on RGD, we have also decided to focus on execution in the US and evaluate all options to maximize the global benefit to patients. This means we’ve made the difficult decision to transition the majority of our EU team members from the organization. We appreciate the contributions they’ve made over the past year and are working closely with them to support this change.

While our scientific area of focus will shift, we’ll always be committed to the culture and values that have made us Agios. From our commitment to following the science to our profound dedication to serving patients, who we are at our core won’t change. It will in fact propel us into the Agios of tomorrow – a company with both a clear leadership position in the science of cellular metabolism as well as a clear vision and focus on RGD/GDD.

It’s because of each and every one of you – who you are and the work you do – that we have these opportunities in front of us. I’m so proud of our story and am optimistic about the path ahead.

What’s next.

Until the deal closes, which we expect will happen sometime in Q2, we will continue to operate as we do today. Your work and your relationships with each other are as important as ever. In fact, they are vital to our ability to continue to deliver for patients, and will continue to be vital whether you’re working with Servier or Agios.

I know you all have a LOT of questions and we want to answer as many of them as we can. We’ll have the chance to walk through all of this in greater detail, together, tomorrow. For today:

•

We are planning to spend a lot of time with those of you who will be offered employment with Servier. We all process news in different ways, and that’s okay. But I ask those of you remaining with Agios to support your colleagues in whatever way you can.

•	Immediately following this note, we’ll send 2 sets of emails as I’m sure you’re each wondering where you fit into this future:
1.	If you’re part of the team going to Servier, you’ll receive an invitation to join a virtual meeting with your LT member today to discuss what this means.
2.	If you’re remaining with Agios after the transaction closes, you will receive an email from your LT member saying as much. You’ll have more opportunities for conversations in the coming days.

Our Leadership Team and I are working together to share this information, hold one-to-one meetings and discussion roundtables in the coming days and weeks. While we wish we could speak to each of you in person, please know we are committed to connecting in teams and 1:1 in the days to follow. We appreciate this is a lot to digest and all of our sentiments can’t be conveyed properly remotely or via email. Please click here for a brief video message from me.

Thank you for all you’ve done to get us here – you have created these opportunities – all you’ll do to keep us going, and for your work toward the future of both our oncology and GDD/RGD patients.

“See” you all tomorrow—

Jackie

Additional Information and Where to Find It

This communication relates to the proposed transaction involving the sale by Agios Pharmaceuticals, Inc. (“Agios”) of its oncology business to Servier Pharmaceuticals, LLC. In connection with the proposed transaction, Agios will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including Agios’ proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Agios may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF AGIOS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, at http://www.sec.gov, and Agios’s website, at www.agios.com. In addition, the documents (when available) may be obtained free of charge by accessing Agios’s website at www.agios.com under the heading “Investors” or, alternatively, directing a request to Holly Manning by email at holly.manning@agios.com or by calling 617-649-8600.

Participants in the Solicitation

Agios and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Agios common stock in respect of the proposed transaction. Information about the directors and executive officers of Agios is set forth in the proxy statement for Agios’ 2020 annual meeting of stockholders, which was filed with the SEC on April 16, 2020, and in other documents filed by Agios with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.